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                                                            EXHIBIT 23(b)
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our reports dated February 27, 1998, accompanying the consolidated financial statements and schedule of INMC Mortgage Holdings, Inc. and Subsidiaries and the consolidated financial statements of IndyMac, Inc. and Subsidiary included in the Annual Report of INMC Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said reports in this Form S-8 Registration Statement of IndyMac Mortgage Holdings, Inc. (formerly INMC Mortgage Holdings, Inc.).



/s/ Grant Thornton LLP
Los Angeles, California
June 3, 1998